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                                                                   EXHIBIT 7.1

                           AGREEMENT OF JOINT FILING
                           -------------------------

         Market Ventures L.L.C., Liquidity Assistance L.L.C., Insignia Financial Group, Inc. and Andrew L. Farkas agree that the Statement on Schedule 13D to which this Agreement is attached as an exhibit, and all future amendments to this Statement, shall be filed on behalf of each of them. This Agreement is intended to satisfy the requirements of Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Dated:  June 13, 1997


                              MARKET VENTURES L.L.C.


                              By: /s/ John K. Lines
                                 ----------------------------------------
                                 John K. Lines
                                 Vice President


                              LIQUIDITY ASSISTANCE L.L.C.


                              By: /s/ J. Scott Kester
                                 ----------------------------------------
                                 J. Scott Kester
                                 President


                              INSIGNIA FINANCIAL GROUP, INC.


                              By: /s/ Jeffrey P. Cohen
                                 ----------------------------------------
                                 Jeffrey P. Cohen
                                 Senior Vice President


                              ANDREW L. FARKAS

                              /s/ Andrew L. Farkas
                                 ----------------------------------------